EXHIBIT 3(i)(b)

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

H&L INVESTMENTS, INCORPORATED

        The undersigned, CARMINE J. BUA, does hereby certify as follows:

    1.        I am the President and Secretary of H & L INVESTMENTS, INCORPORATED, a Nevada corporation.

    2.        The original Articles of Incorporation of H & L INVESTMENTS, INCORPORATED, were filed with the Secretary of State of Nevada on September 23, 1996.

    3.        That the Board of Directors of said corporation via an Action By Unanimous Written Consent of Board of Directors effective as of December 22, 1999, adopted a resolution to amend the Articles of Incorporation of the corporation as follows:

        ARTICLE I. is hereby amended to read as follows:

    1.        NAME OF THE CORPORATION: ASIA4SALE.COM, INC.

    4.        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000; that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

DATED: December 22, 1999 /s/ Carmine J. Bua CARMINE J. BUA President and Secretary
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